[LOGO OF JOHN            INDIVIDUAL ANNUITY APPLICATION
 HANCOCK ANNUITIES
 APPEARS HERE]            See reverse for instructions.

  If you have any questions regarding your annuity please call: 1-800-732-5543

                      Please print. Make checks payable to

                  John Hancock Mutual Life Insurance Company or

         John Hancock Variable Life Insurance Company, Boston, MA 02117

Please select: [ ] John Hancock Mutual Life Insurance Company

               [ ] John Hancock Variable Life Insurance Company
================================================================================
1   CONTRACT TYPE

    Deferred:  [_] Variable
               [_] Fixed - 1 Year Initial Interest Guarantee Period
               [_] Fixed - 3 Year Initial Interest Guarantee Period

    Immediate: [_] Variable: Benchmark: [_] 3.5%  [_] 5.0%
                   (5% not available in TX)
               [_] Fixed
================================================================================
2   INITIAL PREMIUM $
                     ----------------
    Request for Premium Notices: Amount $              [_]  Ann.  [_] Semiannual
                                         ------------- [_]  Qtly  [_] Other

    Direct Premium Payment (ADD Program)

  - - - - - - - - -  I authorize John Hancock to begin making automatic
    Please staple    monthly withdrawals from my account at the financial
     your voided     institution indicated. I understand that this
     check here.     authorization does not affect the terms of my annuity
  - - - - - - - - -  contract.

                     (Special tax rules apply to IRA contributions.)

$
---------------------  ------------------------------   ------------------------
     Monthly Amount          Financial Institution             Account Number
================================================================================
3   ANNUITANT

      Name:
           ------------------------------------------------
      Date of Birth                   [_] Male   [_] Female
                   -----------------
      Social Security No
                        -----------------------------------
      Residence: Street
                       ------------------------------------
      City State Zip
                    ---------------------------------------
      Telephone No.
                   ----------------------------------------
================================================================================
4   OWNER (IF OTHER THAN ANNUITANT) (If Joint Owners, see instructions for
                                     Box 4)

      Name:
           -------------------------------------------------
      Date of Birth                   [_] Male   [_] Female
                   ------------------
      Social Security No                      or Tax I.D. No.
                        ---------------------                 -----------------
      Residence: Street
                       -------------------------------------
      City State Zip
                    ----------------------------------------
      Telephone No.
                   -----------------------------------------
================================================================================
5   BENEFICIARY AND RELATIONSHIP TO ANNUITANT:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
================================================================================
6   THIS ANNUITY IS BEING APPLIED FOR AS: (CHECK ONE)
    [_] Non-Qualified          [_] IRA Rollover    [_] SEP       [_] 403(b)
    [_] Profit Sharing Plan    [_] Pension Plan    [_] IRA
    [_] IRA Transfer           [_] SARSEP          [_] 401(k)
    [_] Deferred Comp. Public Employees
================================================================================
7   PROVISIONAL DATE OF MATURITY (FOR DEFERRED ANNUITIES)
    The Provisional Date of Maturity is the contract anniversary nearest the Annuitant's:
        [_] 85th birthday (Non-Qualified)   [_] 70th birthday (Qualified)
        [_] Other age
================================================================================
8 WILL THE ANNUITY APPLIED FOR REPLACE OR CHANGE ANY EXISTING ANNUITY OR LIFE INSURANCE?
    [_] Yes  If yes, indicate:
    [_] No   If no indicate source of money
                                           ------------------------------
    Issuer                  Contract Type                 Contract No.
          -----------------              -----------------            ----------
    [ ] 1035 exchange (Please submit cost basis information.)
================================================================================
9   PLEASE SEND STATEMENTS AND NOTICES TO:
        [_]  Annuitant   [_] Owner   [_] Other*
        *If other, please indicate name and address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================
10  INVESTMENT OPTIONS (FOR VARIABLE ANNUITIES)
    Please use whole percentages. Total = 100%
    No more than 10 accounts (portfolios) may be selected at one time.

    Mid Cap/Small Cap Stocks:
    _____% Real Estate Equity
    _____% Mid Cap Value
    _____% Mid Cap Growth
    _____% Special Opportunities
    _____% Small Cap Value
    _____% Small Cap Growth

    International Equities:
    _____% International Balanced
    _____% International Equities
    _____% International Opportunities

    Large Cap Stocks:
    _____% Managed
    _____% Growth & Income
    _____% Large Cap Value
    _____% Equity Index
    _____% Large Cap Growth

    Bonds:
    _____% Short Term US Government Bond
    _____% Sovereign Bond
    _____% Strategic Bond

    Cash Equivalents:
    _____% Money Market

    Other:
    -----% ___________________
    -----% ___________________
    -----% ___________________

    Fixed Account:
    _____% Fixed Account   (Not available for contracts issued in MD, OR & WA)


    Telephone Transfer Option
    [_] Yes [_] No   I direct the Company to act upon telephone instructions
    from the owner (a trustee, if the owner is a trust; or an authorized business official, if the owner is a business entity) to change future payment allocations and/or transfer existing funds among the investment options subject to the provisions of the Contract.
================================================================================
11  SUITABILITY (FOR ALL ANNUITY CONTRACTS)

    Estimated Household Annual Income _________  Age ______

    Federal Tax Bracket ____%   No. of Dependents _____

    Estimated Household Net Worth (excluding Home, Auto, Furnishings)___________

    Occupation/Employer _________________ Employer Address _____________________

    Are you associated with another NASD Member Firm ?  [_] Yes   [_] No
    Firm _____________________________

    Investment experience: Do you own Mutual Funds  [_] Yes   [_] No
    Individual Stocks/Bonds   [_] Yes   [_] No
    Annuities  [_] Yes   [_] No

    CD's/Money Market Accounts  [_] Yes   [_] No
    Other   [_] Yes   [_] No  Specify ________________________

    Do you understand that the Variable Annuity accumulated values and annuity payments may increase or decrease depending on market conditions?
    [_] Yes   [_] No

    Investment Objective: [_] Safety of Principal  [_] Growth and Income
              [_] Growth  [_] Aggressive Growth    [_] Other (specify)
================================================================================
12  PAYMENT OPTION (FOR IMMEDIATE ANNUITIES)
    Option:___________________________ Payment Interval:   [_]  Annual

                           [_] Semiannual  [_] Quarterly   [_] Monthly

    First payment date is one interval from the Date of Issue unless otherwise indicated: _________________________________

    If a joint and survivor option is requested, please provide Joint Annuitant information below:
      Name: ________________ Date of Birth ___________ [_] Male  [_] Female

      Social Security No. ____________________________

      Residence: Street ___________________ City _________ State ___ Zip ______

================================================================================
13  SPECIAL REQUEST

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
================================================================================

    The following applies to each of the undersigned: To the best of my knowledge and belief, the statements in this application are true and complete. The annuity contract will take effect as of its date of issue if each annuitant is living on that date and the required minimum premium has been made. Any check tendered is received subject to collection only. I (we) have discussed the material information in the prospectus, including charges and expenses, with my representative and I (we) agree with the recommendation to purchase this product. [_] Check if you wish a statement of additional information.

    Signature
             -----------------------------------------------
    Applicant(s)

    --------------------------------------------------------
              Annuitant, if other than applicant

    --------------------------------------------------------
       Joint Annuitant, if any (Immediate Annuities only)

    Signed at
             -------------------------   ----------  ---------------------------
                City and State              Date     Agent (Reg. Rep.) Signature
--------------------------------------------------------------------------------
    Agent: Is the annuity applied for intended to replace or change any
    existing annuity or life insurance?         [_] Yes       [_] No

    Agency _________________________________ ORD CODE ______________

    Agent Payroll No. ____________  Name ___________________________

    GA Contract Code _____________  Agent SS# ______________________

    Agent Payroll No. ____________  Name ___________________________

    GA Contract Code _____________  Agent SS# ______________________
--------------------------------------------------------------------------------

NASD Principal Approval ______________________________   Date __________________

                                  INSTRUCTIONS

IMPORTANT INFORMATION TO READ BEFORE MAKING ANNUITANT, OWNER AND BENEFICIARY DESIGNATIONS IN SECTIONS 3, 4 & 5 OF THE APPLICATION. THESE DESIGNATIONS AFFECT THE PAYMENT OF ANY APPLICABLE DEATH BENEFIT.

DEFINITIONS

    Annuitant-The person on whose life annuity payments will be based. Payments are determined by the age and sex of the Annuitant.

    Owner(s)-The person(s) who has total control of the contract and directs who will receive the annuity payments.

    Beneficiary-The person to whom a distribution is made, as described below, if the Annuitant or any Owner dies.

DEATH OF ANNUITANT

    If the Annuitant (whether or not also the Owner) dies before the contract annuitizes, the death benefit of the contract is paid to the Beneficiary.***

DEATH OF OWNER WHO IS NOT THE ANNUITANT

    In most cases, the designated Owner and Annuitant is the same individual. However, if you choose to have the Owner and Annuitant not be the same individual and the Owner dies before the Annuitant and before the contract annuitizes, the surrender value of the annuity (contract value less surrender charge) is paid to the beneficiary. This is true even if there are two or more such Owners and only one of them dies.***

    *** SPECIAL RULE FOR SPOUSE OF OWNER (Applies to Non-qualified and IRA Contracts only)

    If the surviving spouse of a deceased Owner or Owner/Annuitant is the named Beneficiary, such surviving spouse will have the option of continuing the contract in force as the new Owner. If the spouse chooses this option, the distributions to the Beneficiary that are described above will not be made.

HOW TO DEAL WITH HUSBAND AND WIFE AS JOINT OWNERS

    In the case where a husband and wife are joint Owners and the intent is to have a surviving spouse continue the contract, the designation of Primary Beneficiary should read: "Survivor of [name], husband, or [name], wife.

              Example:        OWNERS          Husband and Wife
                              ANNUITANT       Husband or Wife
                              BENEFICIARY     Primary-Survivor of Husband or
                                              Wife, Contingent--Any other party
                                              (e.g., children)

    In the above example, the surviving spouse would have the option of either continuing the contract in force as sole Owner or receiving a distribution, regardless of which spouse dies first. If the spouse who dies first is the
    -------------------------------------
    Annuitant, the distribution would be the death benefit of the annuity. If the spouse who dies first is not the Annuitant, the distribution would be
                                 ---
    the surrender value of the annuity.
    If the husband and wife die simultaneously, the Contingent Beneficiary would receive the death benefit.
================================================================================
2   DIRECT PREMIUM PAYMENT

    Direct premium payment is a service which allows you to automatically add monthly payments to your John Hancock Annuity. The minimum monthly payment for the ADD Program is $50, with the exception of the Allegiance Preferred Annuity which is $200. The withdrawal from your checking account will occur on the fourth Thursday of every month. If this day is a bank holiday, the withdrawal will occur on the prior business day. You have the right to change your monthly payment amount or discontinue the service at any time. John Hancock will provide you with confirmation of the date the first withdrawal will occur. You can change your Annuity Direct Premium Payment amount by calling Customer Access toll free at 1-800-732-5543.
================================================================================
4   OWNER

    Joint Owners (Non-Qualified only)

       . Name one individual as the owner in box 4.
       . Enter the joint owner's name and Social Security Number, in box 13.
       . Please have both owners sign as applicants.
    Note: Read Death of Owner who is not Annuitant information if Joint Owners.

    Contract owned by a minor

       . In Box 4, insert "[name of custodian of minor], as custodian for [name of minor]." Also, provide the minor's Social Security Number in box 4. . Provide the custodian's Social Security Number in box 13.
       . Please have the custodian sign as applicant.
================================================================================
5   BENEFICIARY DESIGNATIONS

    Wording for common beneficiary designations.

       . One beneficiary: John Smith, husband.
       . One primary and one secondary beneficiary: John Smith, husband, if living; otherwise Anne Smith, daughter.
       . One primary and unnamed children as secondary beneficiaries: John
         Smith, husband, if living; otherwise the children born of the marriage of or legally adopted by John Smith and Mary Smith.
       . Trustee: The ABC Trust effective (date), John Smith as Trustee (If more than 1 trustee, list all)

================================================================================
6   FORMS FOR QUALIFIED PLANS

    Individual Retirement Annuity (IRA)
    12505-Statement of Eligibility
    QRP1052-Direct Transfer/Rollover Form

    Simplified Employee Pension (SEP) or Salary Reduction (SARSEP)

    Without JH Prototype:      With JH Prototype (QRP1015):
    5305-SEP                   Copy of Plan Registration Form
    5305A-SEP (SARSEP)         12505 (complete section V)
    12505 (complete section V)

    403(b) Annuity
    QRP100 (one per case)
    RP1411
    QRP1402
    QRP1053-403(b) Transfer Form
    RP1011 (if employer contributes, new cases only)

    Pension, Profit Sharing, 401(k)
    Non-JH Prototype:          JH Prototype:
    QRP1060                    Copy of Plan Registration Form
    RP1011                     RP1011

    Deferred Compensation
    RP1600 (new cases only)
================================================================================
12  PAYMENT OPTION

Fixed Annuities

    Life Income/No Refund*
    Payment for life of the annuitant.

    Life Income/Cash Refund*
    Payments for life of the annuitant. At death, if the deposit exceeds the total annuity payments made, the difference is refunded to the beneficiary in lump sum.

    Life Income/Installment Refund*
    Payment for life of the annuitant. At death, payments are continued to the beneficiary until total payments equal the amount applied.

    Life Income with 5, 10, or 20 Years Guaranteed*
    Payments for life with 5, 10, or 20 years guaranteed.

    Joint and Last Survivor*
    Payments while either annuitant is living.

    Joint and 1/2 Survivor*
    Payments for the lives of both annuitants. Upon the death of either, 1/2 of the payment amount continues to the survivor.

    Joint and Last Survivor with 5, 10, or 20 Years Guaranteed*
    Payments for the lives of both annuitants with 5, 10, or 20 years guaranteed.

    Qualified Joint and Survivor*
    Payments for the life of participant; at participant's death, 1/2 of the payment amount continues to the survivor.

    Term Certain (10 to 30 Years)**
    Payments guaranteed over a fixed period, not to exceed annuitant's age 96.

    Amount Certain
    Payments of a fixed amount until the amount applied and interest have been fully paid, not to exceed annuitant's age 96.

    Variable Annuities

    Life Income/No Refund*

    Life Income with 5, 10, or 20 Years Guaranteed*

    Joint and Last Survivor*

    * Proof of Age (Immediate Annuities only)

    Please submit a copy of one of the following:
    . Valid Driver's License
    . Birth Certificate
    . Marriage Certificate
    . Valid Passport
    . Policy number and date of birth from application in a John Hancock
      Insurance Policy

    **Shorter periods available with approval
================================================================================
STATE DISCLOSURES

    All jurisdictions except AZ, CT, FL, KS, MD, NJ, NY, OK, OR, PA and VA.

    Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

    New Jersey only

    Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

    Oklahoma only

    Any policy issued hereunder shall be considered an Oklahoma contract and its terms, including those concerning the receiving of information by the agent, shall be construed in accordance with the laws of the State of Oklahoma.
    Warning: Any person who knowingly and with intent to injure, defraud or deceive any insurer, makes a claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of insurance fraud.

    Connecticut only

    Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud, as determined by a Court of Competent Jurisdiction.

    Arizona, Florida, Pennsylvania, and New York only
    Do not use this form. Use state-specific form.